Exhibit 99.2

CORPBANCA

OFFER TO EXCHANGE ALL OF ITS OUTSTANDING

RULE 144A AMERICAN DEPOSITARY SHARES

FOR NEW AMERICAN DEPOSITARY SHARES

THE EXCHANGE OFFER AND THE RIGHT TO WITHDRAW RULE 144A AMERICAN

DEPOSITARY SHARES YOU HAVE TENDERED WILL EXPIRE AT 5:00 P.M., NEW YORK CITY

TIME, ON                     , 2004, UNLESS EXTENDED.

To Our Clients:

Enclosed for your consideration is the Exchange Offer Prospectus, dated                     , 2004 (the “Exchange Offer Prospectus”) relating to the exchange offer by Corpbanca, a sociedad anónima organized under the laws of the Republic of Chile, to exchange any and all of its outstanding Rule 144A American Depositary Shares (CUSIP# 21987A 10 0), or the Rule 144A ADSs, each representing 5,000 registered shares of Corpbanca, for new American Depositary Shares (CUSIP#                    ), or the new ADSs, each representing 5,000 registered shares of Corpbanca, upon the terms and subject to the conditions set forth in the Exchange Offer Prospectus.

We hold Rule 144A ADSs for your account. A tender of such Rule 144A ADSs can be made only by us pursuant to your instructions. Accordingly, we request instruction as to whether you wish us to tender on your behalf any or all Rule 144A ADSs held for your account pursuant to the terms and conditions of the Exchange Offer set forth in the Exchange Offer Prospectus. A form of Instructions is enclosed.

Please note the following:

1.	The exchange offer and related withdrawal rights will expire at 5:00 P.M., New York City time, on , 2004, or the expiration date, unless the exchange offer is extended. If you wish to tender your Rule 144A ADSs in the exchange offer, please instruct us sufficiently in advance of the expiration date.

2.	The exchange offer is being made for any and all issued and outstanding Rule 144A ADSs. For every one (1) Rule 144A ADS validly tendered in the exchange offer, you will receive one (1) new ADS. You will not be permitted to tender your Rule 144A ADSs in exchange for shares. See “The Exchange Offer — How to Tender Rule 144A ADSs” in the Exchange Offer Prospectus.

3.	The exchange offer is subject to the conditions set forth in the Exchange Offer Prospectus. See “The Exchange Offer — Conditions” in the Exchange Offer Prospectus.

4.	Notwithstanding any other provision of the exchange offer, delivery of new ADSs for Rule 144A ADSs accepted for exchange pursuant to the exchange offer will in all cases be made only after timely receipt by the exchange agent of timely confirmation of a book-entry transfer of such Rule 144A ADSs into the account of the exchange agent at The Depository Trust Company, along with an agent’s message upon the terms and pursuant to the procedures described in the Exchange Offer Prospectus. See “The Exchange Offer — How to Tender Rule 144A ADSs” of the Exchange Offer Prospectus.

5.	Upon completion of the exchange offer, Corpbanca intends to terminate the Rule 144A deposit agreement in accordance with its terms. Accordingly, if you hold Rule 144A ADSs at the completion of the exchange offer, the trading market for the Rule 144A ADSs may be reduced substantially. See “The Exchange Offer — Consequences of Failing to Exchange Rule 144A ADSs” in the Exchange Offer Prospectus.

If you wish to have us tender any or all of the Rule 144A ADSs held by us for your account please so instruct us by completing, executing, detaching and returning to us the form of Instructions set forth herein. If you authorize the tender of your Rule 144A ADSs, all such Rule 144A ADSs held in your account will be tendered unless otherwise specified below. An envelope to return your instructions to us is enclosed.

Your instructions should be forwarded to us in ample time to permit us to submit a tender on your behalf to the exchange agent prior to 5:00 P.M., New York City time, on                     , 2004.

INSTRUCTIONS WITH RESPECT TO

THE OFFER BY CORPBANCA TO EXCHANGE

ALL OF ITS OUTSTANDING RULE 144A AMERICAN DEPOSITARY SHARES

FOR NEW AMERICAN DEPOSITARY SHARES

The undersigned acknowledge(s) receipt of (a) your letter and (b) the Exchange Offer Prospectus, dated,            , 2004, in connection with the offer by Corpbanca, a sociedad anónima organized under the laws of the Republic of Chile, to exchange any and all of its outstanding Rule 144A American Depositary Shares (CUSIP# 21987A 10 0), or the Rule 144A ADSs, each representing 5,000 registered shares of Corpbanca, for new American Depositary Shares (CUSIP#                     ), or the new ADSs, each representing 5,000 registered shares of Corpbanca, upon the terms and subject to the conditions set forth in the Exchange Offer Prospectus.

The undersigned hereby instructs you to tender to Corpbanca (through The Bank of New York, as exchange agent) the number of Rule 144A ADSs indicated below (or if no number is indicated below, all Rule 144A ADSs held on behalf of the undersigned) which you hold for the account of the undersigned, upon the terms and subject to the conditions set forth in the Exchange Offer Prospectus.

Number of Rule 144A ADSs to be Tendered*:

Date:

SIGN HERE

Signature(s):

Print Name(s):

Print Address(es):

Area Code and Telephone Number:

Taxpayer Identification or Social Security Number(s):

*	Unless otherwise indicated, it will be assumed that all of your Rule 144A ADSs held by us for your account are to be tendered.